SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

August 17, 2005

ARIEL WAY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

(Address of principal executive offices) (Zip Code)

(703) 918-2430

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 21, 2005, we entered into a Standby Equity Distribution Agreement (“the 2005 Standby Equity Distribution Agreement”) with Cornell Capital Partners, L.P., (“Cornell Capital”). The 2005 Standby Equity Distribution Agreement provides, generally, that Cornell Capital will purchase up to $50 million of common stock over a two-year period, with the timing and amount of such purchases, if any, at our discretion. Any shares of common stock sold under the 2005 Standby Equity Distribution Agreement will be priced at a 4% discount of the lowest volume weighted average price of the common stock as reported by Bloomberg LP during the five consecutive trading days after we give notice to Cornell Capital that we wish to sell stock to them. We are not permitted to draw down more than $4 million in any 30-day calendar period. In addition, in order for us to draw down on the 2005 Standby Equity Distribution Agreement, we must file and obtain the effectiveness of a registration statement, registering the resale of the shares of common stock that may be issued to Cornell Capital under the 2005 Standby Equity Distribution Agreement. At the time of each draw down, we are obligated to pay Cornell Capital a fee equal to 3% percent of the amount of each draw down.

On July 21, 2005, we amended a convertible debenture to Cornell Capital in the original principal amount of $500,000 that was entered into by our subsidiary Ariel Way, Inc., a Delaware company (“Old Ariel Way”) on September 30, 2004. The amended convertible debenture dated July 21, 2005, accrues interest at a rate of 5% per year and is due and payable on September 29, 2006. At our option, we have the right to redeem a portion or all outstanding convertible debenture. The redemption price shall be one hundred twenty percent (120%) of the amount redeemed plus accrued interest. The convertible debenture is convertible at the holder’s option any time up to maturity at the fixed conversion price (the “Conversion Price”) in effect on any Conversion Date to be equal to $0.30, which may be adjusted pursuant to the other terms of the convertible debenture. Except after an event of default, as set forth in the convertible debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliates to exceed 4.99% of our outstanding shares of common stock.

On July 28, 2005, we borrowed $600,000 from Montgomery Equity Partners, LP. (“Montgomery Equity”). We received $240,000 of this amount on July 28, 2005 and the balance 360,000 on August 8, 2005. The loan bears interest at the rate of 12% per annum and is due and payable on January 28, 2006. On July 28, 2005 we issued to Montgomery Equity a warrant to purchase 1,000,000 shares of our common stock that is exercisable for a period of three (3) years at an exercise price per share of $0.025. The warrant shares shall have “piggy-back” and demand registration rights. Montgomery Equity is not a controlling stockholder of us, and we believe the terms of the loan are at least as favorable to us as could be obtained from an unrelated third party.

On August 10, 2005 we elected through our subsidiary Old Ariel Way to redeem and purchase from Cornell Capital 2,000,000 shares of Old Ariel Way Series A Redeemable Preferred Stock (“Preferred Stock”) for a total of $2,074,301.37, the “Purchase Price”. These shares of Preferred Stock were sold and issued on April 21, 2005, by us to Cornell Capital, for a purchase price of $1.00 per share and an aggregate purchase price of $2,000,000 with the rights, preference and privileges set forth in the Certificate of Designation filed by Old Ariel Way on April 19, 2005 with the Delaware Secretary of State, on the terms and conditions set forth in a Stock Purchase Agreement by and between Old Ariel Way and Cornell Capital, dated April 19, 2005. In connection with our redemption, we acknowledged to Cornell Capital that the Purchase Price represented an agreed upon price of $1.00 per share of Preferred Stock along with $74,301.37 of dividends accrued on the Preferred Stock to August 10, 2005. We also acknowledged that the sum of $30,000 had been paid to Cornell Capital from the closing on July 28, 2005 of the $600,000 that we borrowed from Montgomery Equity. We also represented that we shall owe to Cornell Capital the balance of the Purchase Price, or the sum of $30,271.25.

Item 1.02  Termination of a Material Definitive Agreement

On July 20, 2005, we terminated a Standby Equity Distribution Agreement (the “2004 Standby Equity Distribution Agreement”) with Cornell Capital that was entered into by our subsidiary Old Ariel Way, on September 30, 2004. The 2004 Standby Equity Distribution Agreement provided, generally, that Cornell Capital would purchase up to $50 million of common stock over a two-year period, with the timing and amount of such purchases, if any, at our discretion. Any shares of common stock sold under the 2004 Standby Equity Distribution Agreement would be priced at a 4% discount of the lowest volume weighted average price of the common stock as reported by Bloomberg LP during the five consecutive trading days after we gave notice to Cornell Capital that we wished to sell stock to them. We were not permitted to draw down more than $4 million in any 30-day calendar period. In addition, in order for us to draw down on the 2004 Standby Equity Distribution Agreement, we had to file and obtain the effectiveness of a registration statement, registering the resale of the shares of common stock that might have been issued to Cornell Capital under the 2004 Standby Equity Distribution Agreement. At the time of each draw down, we were obligated to pay Cornell Capital a fee equal to 3% percent of the amount of each draw down. The reason for the termination of the 2004 Standby Equity Distribution Agreement is that a new 2005 Standby Equity Distribution Agreement was intended to be entered into by us on July 21, 2005. There were no early termination penalties incurred and there were no disputes or defaults under the 2004 Standby Equity Distribution Agreement and the parties were in mutual agreement with the termination.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 06, 2005, Anand Kumar resigned for personal reasons from our Board of Directors. Mr. Kumar was a member of our Board of Directors since February 2, 2005. Mr. Kumar continues to be our Executive Vice President. His departure from the Board did not involve a dispute as to our operations, policies or practices. We have not named a replacement filling the vacancy after Mr. Kumar.

Item 8.01 Other Events.

On June 05, 2005 we were served with a complaint in the Fairfax County Virginia Circuit Court by Pierce Financial Corporation. In the complaint, Pierce Financial claimed $23,000 in payment of a fee related to an acquisition transaction. We paid Pierce Financials $23,000 on August 15, 2005 and we have received from Pierce Financials a full settlement and full release from the claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

By:   /s/ Arne Dunhem

Name:  Arne Dunhem
Title: President and Chief Executive Officer

Date: August 17, 2005